UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
February 24, 2010
Date of Report (Date of earliest event reported)
NEWBRIDGE BANCORP
(Exact Name of Registrant as Specified in Charter)

North Carolina	000-11448	56-1348147
State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1501 Highwoods Boulevard, Suite 400,
Greensboro, North Carolina	27410
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (336) 369-0900
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INDEX

Page

Item 5.02 — Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers	3

Signatures	4

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; APPOINTMENT OF PRINCIPAL OFFICERS.
(b) On February 24, 2010, Elizabeth S. Ward gave notice of her decision not to stand for re-election to the Board of Directors of NewBridge Bancorp (the “Company”) when her current term expires at this year’s annual meeting of shareholders.
     Earlier this year, Ms. Ward left her position as chief financial officer of Moses Cone Health System, based in Greensboro, North Carolina and relocated to Kingsport, Tennessee to take up the position of executive vice president and chief financial officer of Wellmont Health System. Ms. Ward has continued to attend Board meetings since her move, and will continue to serve as a director of the Company and its wholly owned subsidiary, NewBridge Bank (the “Bank”), until the expiration of her terms of office at the 2010 annual meeting of shareholders.
     The Boards of Directors of the Company and the Bank express their sincere appreciation for Ms. Ward’s service to the Company and the Bank.
     Ms. Ward’s decision not to stand for re-election was not the result of any disagreement with the Company or its management.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWBRIDGE BANCORP

Dated: March 1, 2010	By:	/s/ Pressley A. Ridgill

Pressley A. Ridgill, Chief Executive Officer

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